                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                             DOWNEY FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             DOWNEY FINANCIAL CORP.
                               3501 Jamboree Road
                             Newport Beach, CA 92660
                                 (949) 854-0300
                                                                  March 16, 2001
                    Notice of Annual Meeting of Shareholders
                            Wednesday, April 25, 2001
                                   10:00 a.m.

                            The Irvine Marriott Hotel
                             18000 Von Karman Avenue
                               Irvine, California

Dear Friend and Shareholder:

         The Board of Directors and officers of Downey Financial Corp. ("Downey") are pleased to extend to you a cordial invitation to attend Downey's Annual Meeting of Shareholders at the time and place shown above to:

         1.       Elect two Class 3 Directors for terms of three years each;

         2.       Ratify the appointment of KPMG LLP as auditors for the year
                  2001; and

         3. Transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

         The Board of Directors has selected March 2, 2001 as the record date for the Annual Meeting. Only those shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Information about the matters on which shareholders will act is included in the attached Proxy Statement. Downey's directors and executive officers will be available at the meeting to meet with shareholders.

         Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we ask that you PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. Thank you in advance for your cooperation.

         We look forward to seeing you at the meeting.


                                Sincerely yours,


     /s/ MAURICE L. McALISTER                          /s/ CHERYL E. OLSON
       MAURICE L. McALISTER                               CHERYL E. OLSON
       Chairman of the Board                         Vice Chairman of the Board


                             /s/ DANIEL D. ROSENTHAL
                               DANIEL D. ROSENTHAL
                      President and Chief Executive Officer

                                Table of Contents

                                                                          PAGE
                                                                          ----
Proxy Statement............................................................1
Record Date and Voting of Shares...........................................1
Voting and Revocation of Proxies...........................................1
Solicitation of Proxies....................................................2
Election of Directors......................................................2
      -  Information Concerning Nominees and Directors.....................2
      -  Nominees for Election at this Meeting, as Class 3 Directors, to Terms Expiring in 2004....................................3
      -  Continuing Directors Whose Present Terms Continue until 2002......3
      -  Continuing Directors Whose Present Terms Continue until 2003......4
Board Committees and Meeting Attendance....................................5
Security Ownership of Directors and Executive Officers.....................8
Executive Officers.........................................................9
Audit Committee Report.....................................................12
      -  Audit Philosophy..................................................12
      -  Fees..............................................................13
Ratify the Appointment of KPMG LLP as Auditors for the Year 2001...........13
Compensation Committee Report..............................................14
      -  Compensation Philosophy...........................................14
      -  2000 Compensation Programs........................................14-17
Compensation ..............................................................18
      -  Executive Compensation............................................18
      -  Option Exercises and Holdings.....................................20
      -  Director Compensation.............................................20
Performance Graph..........................................................22
Certain Relationships and Related Transactions.............................23
      -  Transactions with Management and Certain Business Relationships...23
      -  Compensation Committee Interlocks and Insider Participation.......23
      -  Indebtedness of Management........................................23
Security Ownership of Certain Beneficial Owners............................24
      -  Principal Shareholders............................................24
Section 16(a) Beneficial Ownership Reporting Compliance....................25
Proposals of Shareholders..................................................25
Annual Report to Shareholders..............................................26
Other Business.............................................................26
      -  Presented by Management...........................................26
      -  Presented by Shareholders.........................................26
Appendix A - Downey Financial Corp. Audit Committee Charter................28

                             DOWNEY FINANCIAL CORP.
                               3501 Jamboree Road
                         Newport Beach, California 92660

                                 PROXY STATEMENT

         This proxy statement ("Proxy Statement") and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of Downey Financial Corp., a Delaware corporation ("Downey"), to be held at 10:00 a.m., local time, on Wednesday, April 25, 2001, at The Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, and any adjournments thereof (the "Annual Meeting"). Certain of the information provided in this Proxy Statement relates to Downey Savings and Loan Association, F.A. and any predecessor entity (the "Bank"), a wholly owned subsidiary of Downey. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about March 16, 2001. The mailing address of the principal office of Downey is 3501 Jamboree Road, Newport Beach, California 92660. Downey's telephone number is (949) 854-0300.

                        RECORD DATE AND VOTING OF SHARES

         On March 2, 2001, the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting, 28,211,048 shares of Downey's common stock ("Common Stock") were outstanding. A majority of the shares entitled to vote will constitute a quorum at the Annual Meeting. The two nominees for director receiving the highest number of affirmative votes at the Annual Meeting will be elected. Abstentions and broker non-votes are counted for purposes of determining a quorum, but are not considered as having voted for purposes of determining the outcome of a vote.

                        VOTING AND REVOCATION OF PROXIES

         All shares represented by a properly executed proxy will be voted in accordance with the directions on such proxy. If no directions are specified, such shares will be voted FOR the election of the Board's nominees for directors presented under Proposal 1; and FOR the ratification of KPMG LLP as auditors for the year 2001 presented under Proposal 2. If for any reason one or more of the nominees should be unable or refuse to serve as a director (an event which the Board of Directors does not anticipate), the persons named in the enclosed proxy, in their discretion, will vote for substitute nominees of the Board of Directors unless otherwise instructed. If any other matters are properly presented to the Annual Meeting for action (including any proposal to adjourn the Annual Meeting), the persons named in such proxy and acting thereunder will vote in accordance with their best judgment on such matters.

         Any shareholder may revoke his or her proxy at any time before it is voted by filing with the Corporate Secretary of Downey a written instrument revoking it or by filing a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect the right of a shareholder to vote in person if such shareholder should decide to attend the Annual Meeting and desires to vote in person.

                             SOLICITATION OF PROXIES

         Downey will bear the cost of soliciting proxies. Directors and officers of Downey and directors, officers and employees of the Bank may solicit proxies personally, by mail, telephone, telecopier or other electronic transmission. Such directors, officers or employees will receive no compensation for their solicitation services other than their regular salaries, but may be reimbursed for out-of-pocket expenses. Downey will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

                        PROPOSAL 1. ELECTION OF DIRECTORS

         The directors of Downey are divided into three classes, as nearly equal in number as possible, with one class to be elected annually. The members of each class are elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors being elected each year. Article III, Section 3.2 of Downey's Bylaws provides that the Board of Directors shall be composed of not less than seven nor more than nine members, the exact number to be fixed by the Board.

         Accordingly, at this Annual Meeting, two Class 3 Directors are to be elected to serve three-year terms and until their respective successors are elected and qualified. The following persons have been nominated by the Board of Directors to serve as directors, as set forth below:

         For election as Class 3 Directors to hold office until the 2004 Annual Meeting of Shareholders, and until their successors are duly elected and qualified: Dr. Paul Kouri and Brent McQuarrie.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

         Certain information concerning each nominee for director and each current director is set forth below. For information regarding ownership of Downey Common Stock by nominees and directors of Downey, see "Security Ownership of Directors and Executive Officers." There are no arrangements or understandings between any director, or any nominee, or any other person pursuant to which such director or nominee is or was nominated to serve as director.

         The following table sets forth certain information concerning (i) the two nominees standing for election to the Board of Directors at the Annual Meeting, and (ii) all other directors whose terms as directors will continue after the Annual Meeting.

                                                                        DIRECTOR OF      YEAR
                             AGE AT                                       DOWNEY         TERM
         NAME            MARCH 2, 2001     POSITION(S) CURRENTLY HELD    SINCE (1)     EXPIRES
         ----            -------------     --------------------------    ---------     -------
NOMINEES FOR ELECTION
Dr. Paul Kouri                79             Director                      1994          2001
Brent McQuarrie               49             Director                      1994          2001

CONTINUING DIRECTORS
Maurice L. McAlister          75             Director/Chairman             1994          2002
Sam Yellen                    70             Director                      1994          2002
Daniel D. Rosenthal           48             Director, President and       1998          2002
                                             Chief Executive Officer
Cheryl E. Olson               44             Director/Vice Chairman        1994          2003
Lester C. Smull               68             Director                      1994          2003
Michael B. Abrahams           48             Director                      1999          2003

----------------

(1)  Downey was organized on October 21, 1994. Prior thereto, except for Daniel
     D. Rosenthal and Michael B. Abrahams, each of the directors was a director of the Bank.

NOMINEES FOR ELECTION AT THIS MEETING, AS CLASS 3 DIRECTORS, TO TERMS EXPIRING IN 2004

         Dr. Paul Kouri - Dr. Kouri is a director of Downey and the Bank. Dr. Kouri has served as a director of the Bank since 1959. Dr. Kouri also is actively involved in a variety of real estate development and management activities. Dr. Kouri is a retired physician having practiced for more than 45 years.

         Brent McQuarrie - Mr. McQuarrie is a director of Downey and the Bank. Mr. McQuarrie has served as a director of the Bank since 1987. Mr. McQuarrie's principal occupation for more than the past five years has been President and director of Legacy Realty and Investment Corp., a Utah real estate and development company, formerly known as Seven Peaks Development.

CONTINUING DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2002

         Maurice L. McAlister - Mr. McAlister is the Chairman of Downey's and the Bank's Board of Directors and was a co-founder of the Bank together with the other co-founder, the late Gerald H. McQuarrie. Since 1957, Mr. McAlister has been actively involved in the growth and management of Downey and the Bank. Mr. McAlister served as President of the Bank from 1957 until his retirement in September 1991. In addition, Mr. McAlister is a director and President of McAlister Investments, Inc., an affiliate of Downey.

         Sam Yellen - Mr. Yellen is a director of Downey and the Bank. Mr. Yellen has served as a director of the Bank since 1992. Mr. Yellen has been a consultant since his retirement as a partner from the accounting firm of KPMG LLP in December 1990. Mr. Yellen served KPMG LLP and its predecessors for 35 years preceding his retirement from the firm. While a partner with the firm, Mr. Yellen was also a member of its Board of Directors. Mr. Yellen is the former President of both the California State Board of Accountancy and the National Association of State Boards of Accountancy. Currently, in addition to his service to Downey and the Bank, Mr. Yellen serves on the Boards of Directors of Beverly Funding Corporation, Del Webb Corporation, LTC Properties, Inc. and Wedbush Morgan Securities.

         Daniel D. Rosenthal - Mr. Rosenthal is the President and Chief Executive Officer of Downey and the Bank. Mr. Rosenthal joined the Bank in 1975, was appointed a director of DSL Service Company in 1991 and was appointed as DSL Service Company's Acting President in 1993. Mr. Rosenthal was named President of DSL Service Company in 1994 and was Senior Vice President and Director of Major Loans of the Bank. During 1998, Mr. Rosenthal served as the Chief Operating Officer of the Bank and was appointed to the Boards of Directors of Downey and the Bank and assumed his current position in November 1998.

CONTINUING DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2003

         Cheryl E. Olson - Ms. Olson is the Vice Chairman of the Boards of Directors of Downey and the Bank. Ms. Olson has served as a director of the Bank since 1987. Ms. Olson is actively involved in a variety of real estate development, management and consultant activities. Ms. Olson also serves on the Board of Directors of Arrow Records, Inc. In addition, Ms. Olson is a director of McAlister Investments, Inc., an affiliate of Downey. Ms. Olson is the daughter of Maurice L. McAlister, Chairman of Downey's Board of Directors.

         Lester C. Smull - Mr. Smull is a director of Downey and the Bank and has served as a director since 1994. In 1970, Mr. Smull founded Business Properties Development Company ("Business Properties"), a real estate development company with offices in Irvine, California and Phoenix, Arizona. Business Properties' activities consist of the development, construction and management of commercial shopping centers, office and industrial buildings throughout California and Arizona, in addition to land acquisition, planning, design, property management, marketing and asset management services. Mr. Smull is also a licensed general contractor and operates Business Properties Construction Company.

         Michael B. Abrahams - Mr. Abrahams has served as a director of Downey and the Bank since 1999. Mr. Abrahams is a Managing Director at Hoefer & Arnett, Inc., a San Francisco based investment banking firm specializing in financial institutions. Mr. Abrahams was a senior research analyst for Sutro & Co. from 1996 to 1999 and a Senior Vice President, Investment Banking with Oppenheimer & Co., Inc. from 1991 to 1996. In addition to serving as a research analyst at Bateman Eichler, Hill Richards from 1988 to 1991 and Johnston, Lemon & Co. in Washington, DC from 1986 to 1988, Mr. Abrahams was a policy analyst in the Executive Office of the President, Office of Management and Budget, Washington, DC from 1981 to 1986.

                     BOARD COMMITTEES AND MEETING ATTENDANCE

         Currently, Downey has the following four standing Board Committees:
Audit, Compensation, Executive and Nominating. Membership in the committees, as of the record date of March 2, 2001, is as follows:

AUDIT                     COMPENSATION                    NOMINATING
-----                     ------------                    ----------
Sam Yellen, Chair         Brent McQuarrie, Chair          Cheryl E. Olson, Chair
Michael B. Abrahams       Michael B. Abrahams             Maurice L. McAlister
Dr. Paul Kouri            Cheryl E. Olson                 Sam Yellen
Brent McQuarrie           Lester C. Smull


EXECUTIVE
---------
Maurice L. McAlister, Chair
Cheryl E. Olson
Brent McQuarrie


AUDIT COMMITTEE                                               5 MEETINGS IN 2000

         - Responsible for recommending to the Board the engagement of Downey's and the Bank's independent accountants and assuring their independence and objectivity;

         - Reviews the scope of the audit plans of the independent accountants and the internal auditors;

         - Oversees Downey's and the Bank's policies pertaining to the effectiveness of internal controls, financial reporting, compliance and risk management;

         - Reviews the objectivity, effectiveness and resources of the internal audit and internal asset review functions which report directly to the Audit Committee;

         - Reviews non-audit services to be performed by the independent accountants;

         - Reviews the appropriateness of fees for audit and non-audit services performed by the independent accountants; and

         - Composed of "independent" members as defined in the New York Stock Exchange ("NYSE") listing standards.

COMPENSATION COMMITTEE                                        3 MEETINGS IN 2000

         - Establishes the overall compensation and benefits policies for Downey and the Bank;

         - Reviews and recommends to the Board salary and incentive compensation for the President and Chief Executive Officer;

         - Reviews and approves the salaries and incentive compensation for all other executive and senior officers of Downey and the Bank; and

         - Reviews and approves the short-term and long-term incentive compensation programs, including individual performance goals.

NOMINATING COMMITTEE                                           1 MEETING IN 2000

         Reviews and makes recommendations to the Board regarding:

         - Oversight of Board activities related to corporate governance and organization structure;

         -        Qualifications for director candidates;

         -        Candidates for election and re-election to the Board;

         - Candidates for the position of Chairman of the Board, and President and Chief Executive Officer; and

         - The performance of the President and Chief Executive Officer, in conjunction with the Compensation Committee.

EXECUTIVE COMMITTEE                                         NO MEETINGS IN 2000

         - Exercises the powers of the Board of Directors when the Board of Directors is not in session, except for the authority to approve the declaration of dividends and except as may otherwise be limited or restricted under applicable Delaware law or under Downey's Certificate of Incorporation or Bylaws.

         Nominations of individuals for election to the Board of Directors of Downey at an annual meeting of shareholders may be made by any shareholder of Downey entitled to vote for the election of directors at such annual meeting who complies with the notice procedures set forth in Downey's Bylaws. No person shall be elected as a director of Downey unless nominated in accordance with the procedures set forth in this section.

         To be timely, a shareholder's notice shall be delivered to or received at the principal executive offices of Downey not less than 20 days prior to the meeting; provided, however, that in the event that less than 30 days' notice of the date of the meeting is given to shareholders by Downey (which notice must be accompanied by a proxy or information statement which identifies the nominees of the Board of Directors), notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed. Such shareholder's notice shall set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, and (iii) such person's written consent to serving as a director, if elected; and as to the shareholder giving the notice (i) the name and address of such shareholder, and (ii) the class and number of shares of Downey which are owned of record by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of Downey that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee together with the required written consents. Ballots bearing the names of all persons nominated by the Nominating Committee and by shareholders shall be provided for use at the annual meeting. If the Nominating Committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

         Actions taken by any of the foregoing committees are reported to the Board, usually at its next meeting.

         During 2000, the Board of Directors met 13 times: 12 regular meetings and 1 special meeting. All directors attended at least 75% of the aggregate of meetings held during 2000 by the Board of Directors and the committees of the Board on which they serve. Directors meet their responsibilities not only by attending Board and committee meetings, but also through communication with the Chairman, Vice Chairman, President and Chief Executive Officer and other members of management on matters affecting Downey and the Bank.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth, as of March 2, 2001, certain information regarding the beneficial ownership of shares of Common Stock by each director, each of the executive officers named in the Summary Compensation Table on Page 18 and by all directors and executive officers as a group. Unless otherwise stated, the beneficial owner exercises sole voting and investment power over their shares.

                                              AGGREGATE NUMBER OF                               PERCENT OF
NAME OF BENEFICIAL OWNER                    SHARES BENEFICIALLY OWNED                   OUTSTANDING SHARES
------------------------                    -------------------------                   ------------------
Maurice L. McAlister                         5,649,005 (1)                                       20.0
Cheryl E. Olson                                566,580 (2)                                        2.0
Brent McQuarrie                                432,904 (3)                                        1.5
Daniel D. Rosenthal                            101,841 (4)                                          *
Dr. Paul Kouri                                  13,639 (5)                                          *
Sam Yellen                                       4,472                                              *
Michael B. Abrahams                              4,000                                              *
Lester C. Smull                                    883 (6)                                          *
Jane Wolfe                                      12,187 (7)                                          *
Thomas E. Prince                                10,128 (8)                                          *
Paul G. Woollatt                                 5,307 (9)                                          *
John R. Gatzke                                   3,895                                              *

All Directors and Executive Officers
 as a Group (17 persons)                     6,834,647 (10)                                      24.2%

--------

(1) Mr. McAlister with his spouse, Dianne S. McAlister, as Co-trustor and Co-trustee of the McAlister Family Trust, exercise shared voting and investment power over all shares.
(2) Includes 16,294 shares over which Mrs. Olson shares voting and investment power.
(3) Includes 167,100 shares held by Mr. McQuarrie as Trustee for Jared McQuarrie, Jennifer McQuarrie, Justin McQuarrie and Jamie McQuarrie (Four Jays, Ltd.). In addition, Mr. McQuarrie shares voting and investment power with his spouse, Kathryn McQuarrie, as Co-trustor and Co-trustee with respect to 60,900 shares, all of which are held in trust for the benefit of their children. Mr. McQuarrie holds 2,967 shares in an Individual Retirement Account, and Kathryn McQuarrie holds 827 shares in an Individual Retirement Account. Mr. McQuarrie holds sole voting and investment power with respect to 450 shares and Mr. McQuarrie's spouse, Kathryn McQuarrie, holds sole voting and investment power with respect to 660 shares. Mr. McQuarrie holds 200,000 shares through Next Generation, Ltd., a Utah limited partnership, in which he serves as General Partner.
(4) Includes options covering 20,476 shares that are exercisable within 60 days.
(5)  Dr. Kouri shares voting and investment power with respect to 4,687 shares.
(6)  Mr. Smull shares voting and investment power with respect to 285 shares.
(7) Includes options covering 10,614 shares that are exercisable within 60 days.
(8) Includes options covering 10,128 shares that are exercisable within 60 days.
(9)  Includes options covering 5,307 shares that are exercisable within 60 days.
(10) Includes shared voting and investment power over 5,945,137 shares. Includes options covering 71,214 shares that are exercisable within 60 days.

*    Less than 1% of outstanding Common Stock at March 2, 2001

                               EXECUTIVE OFFICERS

         Executive officers are elected annually and serve at the pleasure of the Board of Directors.

         The following table sets forth the names of the current executive officers of Downey and the Bank, along with certain other information relating to such persons:

                                 AGE AT
        NAME                  MARCH 2, 2001               CURRENT POSITION
        ----                  -------------               ----------------
Daniel D. Rosenthal (1)            48           President and Chief Executive Officer of
                                                Downey and the Bank

Thomas E. Prince                   54           Executive Vice President and Chief Financial
                                                Officer of Downey and the Bank

Donald E. Royer                    51           Executive Vice President, General Counsel and
                                                Corporate Secretary of Downey and the Bank

Stanley M. Tarbell                 40           Senior Vice  President and Tax Director of
                                                Downey and the Bank

Jane Wolfe                         55           Executive Vice President and Chief
                                                Administrative Officer of Downey and the Bank

Lillian E. Gavin                   38           Executive Vice President and Director of
                                                Compliance and Risk Management of the Bank

Richard D. Grout                   45           Executive Vice President and Director of Retail
                                                Banking of the Bank

John R. Gatzke                     40           Executive Vice President and Chief
                                                Lending Officer of the Bank

Kendice K. Briggs                  33           Senior Vice President and Director of
                                                Human Resources of the Bank

------------

(1) See "Information Concerning Nominees and Directors - Continuing Directors Whose Present Terms Continue until 2002," for a description of Mr. Rosenthal's business background.

Kevin W. Hughes                    39           Senior Vice President and Director of Portfolio
                                                Management and Secondary Marketing of the Bank

Cliff J. Piscitelli                51           Senior Vice President and Director of Mortgage
                                                Banking of the Bank

Kent J. Smith                      39           Senior Vice President and Controller of the Bank

Charles Symmonds                   44           Senior Vice President and Chief Information
                                                Officer of the Bank

         Thomas E. Prince - Prior to joining the Bank as Executive Vice President and Chief Financial Officer in May 1992, Mr. Prince spent 24 years at Security Pacific Corporation and Security Pacific National Bank in various financial capacities, the last eight years of which as Senior Vice President and Controller.

         Donald E. Royer - Prior to joining the Bank as Executive Vice President, General Counsel and Corporate Secretary in December 1991, Mr. Royer was Executive Vice President and General Counsel of American Savings Bank, F.A., from December 1988 to February 1991, in addition to serving as retained counsel from March 1991 through October 1991. Mr. Royer has over 23 years of legal experience in the financial services industry.

         Stanley M. Tarbell - Mr. Tarbell has been Tax Director of the Bank since 1989 and was appointed Senior Vice President in June 1998. Mr. Tarbell joined the Bank as Tax Manager in 1987, and prior thereto, was a practicing Certified Public Accountant with the firm of Kenneth Leventhal and Company.

         Jane Wolfe - Ms. Wolfe was appointed Executive Vice President and Chief Administrative Officer of the Bank on January 24, 2001. Prior to re-joining the Bank as Executive Vice President and Chief Lending Officer in April 1994, Ms. Wolfe served as Senior Vice President and Manager of Mortgage Lending for Liberty National Bank from September 1993 to April 1994. Ms. Wolfe acted as a mortgage lending consultant to several financial institutions from November 1992 to September 1993. Prior to such time, Ms. Wolfe served as Executive Vice President and Chief Lending Officer of the Bank from September 1991 to November 1992.

         Lillian E. Gavin - Prior to joining the Bank as Senior Vice President, Director of Compliance and Risk Management in 1997, Ms. Gavin was a senior examiner with the Office of Thrift Supervision and its predecessor, the Federal Home Loan Bank Board, since 1987, and was a bank liquidation specialist with the Federal Deposit Insurance Corporation from 1984 to 1987. Ms. Gavin was appointed Executive Vice President and Director of Compliance in December 1998.

         Richard D. Grout - Mr. Grout was appointed Executive Vice President, Director of Retail Banking of the Bank on March 1, 2000. Prior to his current position, Mr. Grout was with Union Bank of California and was responsible for the bank's mortgage origination for Los Angeles County. Prior thereto, Mr. Grout was with Home Savings of America from 1995 to 1998 and American Savings Bank from 1984 to 1995, where he held various retail banking management positions.

         John R. Gatzke - Mr. Gatzke was appointed Executive Vice President and Chief Lending Officer of the Bank in January 2001. Prior thereto, Mr. Gatzke served as Senior Vice President and Assistant Chief Lending Officer of the Bank from June 1998 to January 2001. Prior thereto, Mr. Gatzke served as Regional Manager of Wholesale and Retail Lending and in 1997 was appointed Senior Vice President and Director of Wholesale Lending. Mr. Gatzke previously held positions with the Bank from 1986 to 1990 and served as a loan officer. Prior to re-joining the Bank in 1992, Mr. Gatzke was employed by Knight Ridder Newspapers from 1990 to 1991 responsible for marketing and sales of real estate advertising.

         Kendice K. Briggs - Ms. Briggs was appointed Senior Vice President, Director of Human Resources of the Bank in November 2000. Ms. Briggs joined the Bank in 1995 as an employment supervisor and was appointed Vice President and Manager of Human Resources in July 1998. Prior thereto, Ms. Briggs managed the Human Resources Department for Imperial Thrift and Loan Association from 1991 to 1995 and, prior thereto, worked for the accounting firm of Coopers & Lybrand in their Professional Personnel Department.

         Kevin W. Hughes - Mr. Hughes was appointed Senior Vice President, Director of Portfolio Management and Secondary Marketing in February 2000. Mr. Hughes joined the Bank as Vice President and Director of Secondary Marketing in 1998 and prior thereto, was Vice President, Portfolio Manager for Washington Mutual Bank from 1997. Prior thereto, Mr. Hughes held various positions with American Savings Bank from 1988 to 1997, with American Savings and Loan Association from 1984 to 1988, and with State Savings and Loan Association from 1982 to 1984.

         Cliff J. Piscitelli - Mr. Piscitelli was appointed Senior Vice President, Director of Mortgage Banking in October 2000. Prior thereto, Mr. Piscitelli served as Chief Executive Officer of KATL Properties from April 1995 to April 2000. Prior thereto, Mr. Piscitelli served as Chief Executive Officer and co-owner of Frontline Mortgage Company from December 1989 to January 1995.

         Kent J. Smith - Mr. Smith was appointed Senior Vice President and Controller of the Bank in January 2001. Prior thereto, Mr. Smith served as Vice President, Acting Controller of the Bank from August 2000 and Vice President, Assistant Controller of the Bank from June 1998 to July 2000. Mr. Smith joined the Bank in October 1992 as a Senior Internal Auditor and was appointed Financial Reporting Manager in February 1996.

         Charles Symmonds - Mr. Symmonds was appointed Senior Vice President, Chief Information Officer of the Bank in August 2000. Prior thereto, Mr. Symmonds served as Acting Chief Information Officer of the Bank from April 2000 to August 2000. Prior thereto, Mr. Symmonds was Director of PC Operations of the Bank from August 1999 to April 2000. Mr. Symmonds joined the Bank in May 1989 as Senior Technical/LAN Analyst and was subsequently appointed Manager PC/LAN Support and Manager of PC Programming between 1991 and August 1999.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of Downey's Board of Directors is responsible for monitoring the integrity of Downey's financial reporting process and systems of internal controls regarding financial reporting, accounting, and legal compliance. In addition, the Audit Committee is responsible for monitoring the independence and performance of Downey's independent auditors, the internal auditing department, and the internal asset review function. The Audit Committee also facilitates communication among the independent auditors, management, the internal auditing department, the internal asset review department, and the Board of Directors. The Audit Committee is currently composed of four directors, none of whom is employed by Downey.

AUDIT PHILOSOPHY

         During 2000, the Audit Committee revised its written charter to comply with new rules relating to the functioning of corporate audit committees promulgated by the Securities Exchange Commission ("SEC") and NYSE. The Audit Committee's charter was approved by Downey's Board of Directors and is attached to this proxy statement as Appendix A.

         During 2000, the Audit Committee met 5 times. The Audit Committee reviewed and discussed the quarterly and annual audited financial statements for Downey with management. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

         COMMUNICATIONS WITH AUDIT COMMITTEES

         The Audit Committee discussed with the independent auditors changes in significant accounting policies in controversial or emerging areas, the process used by management in formulating material accounting estimates and the independent auditor's conclusions regarding the reasonableness of such estimates, adjustments arising from the audit, if any, and any disagreements with management over the application of accounting principles.

         The Audit Committee received, reviewed and discussed with the independent auditors, the auditor's written disclosures regarding independence and the letter from the auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Based on the review of such disclosures and giving consideration to the non-audit services provided by KPMG LLP during 2000, the Audit Committee has concluded that independence has not been impaired or compromised.

         Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Downey's Form 10-K filed with the SEC.

                             Respectfully submitted,

                             Sam Yellen, Chairman
                             Michael B. Abrahams
                             Dr. Paul Kouri
                             Brent McQuarrie

FEES

         During 2000, the Company paid the following amounts to KPMG LLP for the services as described below:

         AUDIT FEES

         Downey paid a total of $200,000 for the audit and review of Downey's 2000 financial statements.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

         None.

         ALL OTHER FEES

         Downey paid a total of $351,648 for all other services performed by KPMG LLP, the majority of which were related to tax projects.



                 PROPOSAL 2. RATIFY THE APPOINTMENT OF AUDITORS

         The accounting firm of KPMG LLP has been appointed as our auditors for the year 2001 and such appointment is being submitted to the shareholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year, but such vote would be considered in connection with the appointment of auditors for 2002.

         KPMG LLP was our auditor for the year ended December 31, 2000, and a representative of such firm is expected to attend the meeting, respond to appropriate questions and if such representative desires, which is not now anticipated, make a statement.

         In 1989, the Board of Directors engaged KPMG LLP as Downey's independent auditor and the relationship which has existed has been the customary relationship between an independent accountant and client.

         THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS PROPOSAL. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THIS PROPOSAL.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee (the "Compensation Committee") of Downey's Board of Directors establishes the overall compensation policies and programs of Downey and its subsidiaries. In addition, the Compensation Committee recommends the compensation of the President and Chief Executive Officer, which recommendation is subject to the approval by the Board of Directors. The Compensation Committee is composed of four directors, none of whom is employed by Downey.

COMPENSATION PHILOSOPHY

         The Compensation Committee's goal is to align compensation programs with the strategic direction of Downey and to attract, motivate and retain the best qualified employees. In carrying out its duties, the Compensation Committee evaluates compensation and benefits programs including both qualified and nonqualified programs, as well as medical, dental and other benefits programs affecting all employees. The Compensation Committee evaluates compensation and benefits programs to ensure they are cost effective, competitive and fair.

         To ensure that pay policies are competitive, the Compensation Committee periodically compares Downey's pay policies to peer group institutions. The Compensation Committee strives to implement benefits programs which, based upon competitive and cost considerations, deliver the highest level of value consistent with corporate and shareholder interests. Total compensation (including benefits) is established in the context of overall job responsibilities, achieving corporate and individual performance goals and objectives, as well as competitive compensation conditions.

2000 COMPENSATION PROGRAMS

         During 2000, the components of the compensation programs included a base salary, a bonus program ("Annual Incentive Plan"), the 1994 Long-Term Incentive Plan, a Deferred Compensation Plan, a Section 125 Cafeteria Plan (i.e., medical, vision, dental and life coverages) and an Employees' Retirement and Savings Plan (401(k) Plan).

BASE SALARY

         During 2000, the Compensation Committee reviewed base salaries of selected employees, including executive officers. Based on such review and the Compensation Committee's assessment of market conditions and competitive factors, the Compensation Committee recommended adjustments to base salaries for such employees and executive officers. This recommendation was based on salary survey data supplied by third party nationally recognized salary surveys and salary surveys among the Bank's competitors.

                  ANNUAL INCENTIVE PLAN

         During 2000, the Compensation Committee reviewed and Downey's Board of Directors approved an Annual Incentive Plan for Downey. Individual performance objectives were established for all eligible participants in the Annual Incentive Plan based upon their individual responsibilities and Downey's 2000 approved corporate performance target for net income, which aligned each participant's compensation with Downey's approved business plan. During 2000, bonus incentives targeted under the Annual Incentive Plan for the President and Chief Executive Officer and Chief Operating Officer were targeted at 120% and 50% of their base salary, respectively, and the Chief Administrative Officer was targeted at 100% of base salary. Other executive officers and eligible participants of Downey and the Bank were targeted at 10%-100% of their base salary. Pursuant to the Annual Incentive Plan, those targeted amounts may be adjusted based upon individual, department, business and corporate performance goals which provide for a potential bonus payment of up to 168% of an individual's targeted bonus amount. However, to the extent that actual corporate performance was 80% or below the approved corporate performance goal, no bonus amounts were to be paid to participants pursuant to the Annual Incentive Plan.

         After obtaining the 2000 year-end results, the Compensation Committee met with the President and Chief Executive Officer and reviewed the individual performance contribution of each participant in the Annual Incentive Plan. During 2000, Downey achieved 112.2% of its corporate performance target. Based upon 2000 corporate and individual participant performance, bonuses paid, relative to the targeted amounts for all such participants, represented, on average, 130% of the bonus target.

1994 LONG-TERM INCENTIVE PLAN

         In 1994, the Bank's Board of Directors approved a Long-Term Incentive Plan (the "LTIP"). The LTIP was submitted to the Bank's shareholders for approval at a special meeting of shareholders held on December 21, 1994. Thereafter, the LTIP was adopted and ratified by Downey and, pursuant thereto, shares of Downey are to be issued upon the exercise of options or payments of other awards for which payment is to be made in stock.

         The LTIP was adopted to promote and advance the interests of Downey and its shareholders by providing a means by which selected officers and employees would be given an opportunity to acquire stock in Downey and other incentive-based awards, to assist in attracting and retaining the services of employees holding key positions and to provide incentives for such key employees to exert maximum efforts toward results that are in the best interests of all shareholders. Incentive stock options may be granted under the LTIP only to officers and key employees, including directors if they are employees. Currently, approximately 66 officers and key employees are eligible to receive awards under the LTIP. The LTIP is administered by the Compensation Committee and, during 2000, no stock option grants or other awards were made under the LTIP.

                  DEFERRED COMPENSATION PROGRAM

         During 1995, the Compensation Committee reviewed and Downey's Board of Directors approved implementation of a Deferred Compensation Plan for key management employees and directors. The Deferred Compensation Plan is considered to be an essential element in a comprehensive competitive benefits package designed to attract and retain individuals who contribute to the success of Downey. Participants are eligible to defer compensation on a pre-tax basis, including director fees, and earn a competitive interest rate on the amounts deferred. During 1999, the Board terminated the 1995 Deferred Compensation Plan and a 1999 Deferred Compensation Program was approved for key management employees and directors. Currently, 66 management employees and 7 directors are eligible to participate in the program. During 2000, 23 management employees and one director elected to defer compensation pursuant to the 1999 Deferred Compensation Program.

                  EMPLOYEES' RETIREMENT AND SAVINGS PLAN

         The Bank offers to its employees a 401(k) plan entitled the Downey Savings Employees' Retirement and Savings Plan. Participants are permitted to make contributions on a pre-tax basis, a portion of which is matched by the Bank. In addition, a discretionary contribution may be made on behalf of each eligible participant according to a formula which takes into account the age, years of service and compensation of the participant as well as achievement of an annual corporate performance target but excludes commissioned loan production and Annual Incentive Plan participants. For 2000, total contributions consisted of the Bank's discretionary contribution ($1,603,035) and the employer match ($388,365) to the Downey Savings Employees' Retirement and Savings Plan.

         EMPLOYEE STOCK PURCHASE PLAN

         Downey offers its employees participation in Downey's Employee Stock Purchase Plan. Downey believes that ownership of Downey's stock by employees will foster greater employee interest in Downey's success, growth and development and will be to the mutual benefit of the employee and Downey. The Employee Stock Purchase Plan is designed to provide employees a continued opportunity to purchase Downey stock through systematic payroll deductions. Downey bears all costs of administering the Employee Stock Purchase Plan, including broker's fees, commissions, postage and other costs incurred with stock purchases. If an employee elects to terminate participation in the Employee Stock Purchase Plan, or sells stock acquired through the Employee Stock Purchase Plan, the employee is responsible for the associated costs.

                  PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION

         During 2000, Daniel D. Rosenthal served as President and Chief Executive Officer of Downey and the Bank. In accordance with the Annual Incentive Plan and achievement of Downey's 2000 corporate performance target, the Compensation Committee recommended and Downey's Board of Directors approved an incentive compensation payment to Mr. Rosenthal of $492,624, which amount represents 136.8% of the targeted incentive amount.

         The Compensation Committee believes that the management team is dedicated to achieving significant improvement in Downey's long-term financial performance. The Compensation Committee further believes that Downey's compensation policies are designed to align closely the financial interests of senior executive management with the interests of Downey's shareholders and, as administered by the Compensation Committee, will enhance management's efforts in these areas.

                             Respectfully submitted,

                             Brent McQuarrie, Chairman
                             Michael B. Abrahams
                             Cheryl E. Olson
                             Lester C. Smull

                                  COMPENSATION

  Executive Compensation

         The following Summary Compensation Table sets forth all compensation paid by Downey and its subsidiaries for services rendered during 2000, 1999 and 1998 to Downey's Chief Executive Officer, and each of Downey's four other most highly compensated executive officers as of the end of 2000, (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION                                 LONG-TERM COMPENSATION
                                    -------------------                      ------------------------------------------
                                                                                    AWARDS                 PAYOUTS
                                                                             ------------------------------------------
                                                                                         NUMBER OF
                                                                   OTHER     RESTRICTED  SECURITIES
NAME AND PRINCIPAL                                                 ANNUAL       STOCK    UNDERLYING   LTIP          ALL OTHER
POSITION                       YEAR     SALARY    BONUS         COMPENSATION   AWARDS     OPTIONS   PAYOUTS        COMPENSATION
-------------------------------------------------------------------------------------------------------------------------------
Daniel Rosenthal               2000    $300,000  $492,624         $4,643 (1)     ---         ---      ---          $  3,000 (1)
President and Chief            1999     250,008   300,000          3,724 (1)     ---         ---      ---             4,808 (1)
Executive Officer              1998     170,620   154,840         11,203 (1)     ---      29,484      ---             5,385 (1)

Paul Woollatt                  2000    $263,663  $146,699         $4,302 (2)     ---         ---      ---          $      0 (2)
Chief Operating Officer        1999     221,903   200,000          5,651 (2)     ---         ---      ---           114,208 (2)
                               1998     163,112   110,728         13,748 (2)     ---      26,536      ---             6,252 (2)

Jane Wolfe                     2000    $250,008  $373,200         $4,416 (3)      ---        ---      ---          $      0 (3)
Executive Vice President       1999     225,000   275,000          4,715 (3)      ---        ---      ---            52,390 (3)
and Chief Administrative       1998     190,007   305,411         17,901 (3)      ---     26,536      ---                 0 (3)
Officer

John Gatzke                    2000    $180,006  $268,704         $3,733 (4)      ---        ---      ---          $      0 (4)
Executive Vice President       1999     150,006   206,768          3,836 (4)      ---        ---      ---            12,981 (4)
and Chief Lending Officer      1998     103,337   163,168          7,570 (4)      ---        ---      ---             2,578 (4)

Thomas E. Prince               2000    $194,007   $53,350         $4,042 (5)      ---        ---      ---          $      0 (5)
Executive Vice President       1999     184,007    51,060          4,708 (5)      ---        ---      ---            19,101 (5)
and Chief Financial Officer    1998     184,007    59,248         15,898 (5)      ---     14,467      ---            11,574 (5)


-------------------

(1) The amounts shown for Mr. Rosenthal for 2000 include flex benefit credits contributed by Downey ($2,943), Mr. Rosenthal's interest ($1,700) in Downey's 2000 401(k) plan contributions, and a service award ($3,000); and for 1999 include flex benefit credits contributed by Downey ($2,124), Mr. Rosenthal's interest ($1,600) in Downey's 1999 401(k) plan contributions, and cashed out Personal Time Off ($4,808); and for 1998 include flex benefit credits contributed by Downey ($1,942), Mr. Rosenthal's interest ($9,261) in Downey's 1998 401(k) plan contributions, and cashed out Personal Time Off ($5,385).

(2) The amounts shown for Mr. Woollatt for 2000 include flex benefit credits contributed by Downey ($2,602), and Mr. Woollatt's interest ($1,700) in Downey's 2000 401(k) plan contributions; and for 1999 include flex benefit credits contributed by Downey ($2,078), Mr. Woollatt's interest ($1,600) in Downey's 1999 401(k) plan contributions, reportable interest from deferred compensation ($1,973) and interest paid and balance of deferred compensation ($114,208); and for 1998 include flex benefit credits contributed by Downey ($1,969), Mr. Woollatt's interest ($10,771) in Downey's 1998 401(k) plan contributions, reportable interest from deferred compensation ($1,008), a service award ($1,500) and a prize award ($4,752). In a news release dated January 26, 2001, Downey announced that Paul G. Woollatt had resigned his position of Chief Operating Officer of Downey and the Bank.

(3) The amounts shown for Ms. Wolfe for 2000 include flex benefit credits contributed by Downey ($2,716), and Ms. Wolfe's interest ($1,700) in Downey's 2000 401(k) plan contributions; and for 1999 include flex benefit credits contributed by Downey ($2,397), Ms. Wolfe's interest ($1,600) in Downey's 1999 401(k) plan contributions, reportable interest from deferred compensation ($718) and cashed out Personal Time Off ($10,817) and interest paid and balance of deferred compensation ($41,573); and for 1998 include flex benefit credits contributed by Downey ($2,306), Ms. Wolfe's interest ($15,008) in Downey's 1998 401(k) plan contributions, and reportable interest from deferred compensation ($587).

(4) The amounts shown for Mr. Gatzke for 2000 include flex benefit credits contributed by Downey ($2,033), and Mr. Gatzke's interest ($1,700) in Downey's 2000 401(k) plan contributions; and for 1999 include flex benefit credits contributed by Downey ($1,760), Mr. Gatzke's interest ($1,600) in Downey's 1999 401(k) plan contributions, reportable interest from deferred compensation ($476), and cashed out Personal Time Off ($12,981); and for 1998 include flex benefit credits contributed by Downey ($1,777), Mr. Gatzke's interest ($5,547) in Downey's 1998 401(k) plan contributions, reportable interest from deferred compensation ($246), and cashed out Personal Time Off ($2,578).

(5) The amounts shown for Mr. Prince for 2000 include flex benefit credits contributed by Downey ($2,342), and Mr. Prince's interest ($1,700) in Downey's 2000 401(k) plan contributions; and for 1999 include flex benefit credits contributed by Downey ($2,342), Mr. Prince's interest ($1,537) in Downey's 1999 401(k) plan contributions, reportable interest from deferred compensation ($829), and cashed out Personal Time Off ($19,101); and for 1998 include flex benefit credits contributed by Downey ($2,288), Mr. Prince's interest ($13,088) in Downey's 1998 401(k) plan contributions, reportable interest from deferred compensation ($522), and cashed out Personal Time Off ($11,574).

OPTION EXERCISES AND HOLDINGS

         The following table provides information with respect to the Named Executives concerning the exercise of options during 2000 and unexercised options held by the Named Executives as of December 31, 2000:

                                   AGGREGATED OPTION EXERCISES IN 2000
                                        AND YEAR-END OPTION VALUES

                                                                                                  VALUE OF UNEXERCISED
                             NUMBER OF                             NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS AT
                              SHARES                                OPTIONS AT 12/31/00                12/31/00(1)
                             ACQUIRED        VALUE            -------------------------------    ----------------------------
        NAME               ON EXERCISE      REALIZED          EXERCISABLE       UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------        -----------      --------          -----------       -------------    -----------    -------------
Daniel D. Rosenthal            6,203        $130,170             20,476            17,691           $713,978      $522,990
Paul G. Woollatt              17,845         244,469              5,307            15,922            156,888       470,694
Jane Wolfe                     8,477         178,897             10,614            15,922            313,776       470,694
Thomas E. Prince               8,269         162,155             10,128             8,681            353,743       256,632

(1) Value of unexercised "in-the-money" options is the difference between the market price of the Common Stock on December 31, 2000 ($55.00 per share) and the exercise price of the options, multiplied by the number of shares subject to the option. The number of options and the exercise price per share have been adjusted for a 5% stock dividend paid in December 1995, a three-for-two stock split effected in the form of a stock dividend paid in December 1996, a 5% stock dividend paid in May 1997 and a 5% stock dividend paid in May 1998.

DIRECTOR COMPENSATION

                  ANNUAL COMPENSATION

         Currently, directors who are not employees receive (i) an annual retainer of $24,000 payable monthly or quarterly, at the director's option, (ii) an attendance fee of $1,000 for each Board meeting held on a regular Board of Directors meeting day, and (iii) an attendance fee of $1,000 for each meeting of a Downey or Bank committee or $500 for each meeting of DSL Service Company's Board of Directors held on a day other than a regular Board of Directors meeting day. Nonemployee directors who review the Thrift Financial Reports and Consolidated Maturity/Rate Reports, required to be filed quarterly with the Office of Thrift Supervision, also receive a $500 fee per quarter in connection with the review and execution of those regulatory reports. The Chairmen of Downey's Audit and Compensation Committees each receive an additional annual retainer of $5,000 and $3,000, respectively. The Chairman of Downey's and the Bank's Boards of Directors is entitled to receive an additional annual retainer of $2,500, respectively. Downey's and the Bank's Chairman has declined to accept these additional annual retainers. Directors are reimbursed for reasonable out-of-pocket expenses incurred in the performance of their duties. Furthermore, directors are entitled to participate in and receive the medical benefit coverage provided to the Bank's employees, or payment in lieu thereof.

                  DIRECTOR RETIREMENT BENEFITS

         A retirement benefit (the "Director Retirement Benefits") will be paid to each non-employee director or his or her designated beneficiary, in equal monthly installments for a period of 60 months beginning the month following his or her retirement. The aggregate Director Retirement Benefits for each director will equal one-third of the number of months of service as a director by such individual (up to a maximum of 15 years of service) multiplied by the average monthly qualified (non-employee) director compensation paid to such individual during the three years preceding cessation of service as a director. Qualified director compensation includes the annual retainer plus all meeting fees for the Boards of Directors and committees of Downey, the Bank and their respective subsidiaries. The right of each director to begin to receive such Director Retirement Benefits is subject to the individual director having (i) ceased serving as a director of Downey and the Bank, and (ii) served as a director for at least three years. If a majority interest of Downey's outstanding stock is transferred or acquired (other than by will or by the laws of descent and distribution), then the entire earned Director Retirement Benefits becomes payable immediately, and the three-year minimum service requirement described above does not apply. If a retired director so requests, Downey, at its option, may make a single lump-sum payment of the Director Retirement Benefits. Any such accelerated payment would be discounted at the interest rate then in effect for the Bank's five-year certificate of deposit.

                  FOUNDER RETIREMENT AGREEMENT

         On December 21, 1989, the Bank entered into a retirement agreement (the "Founder Retirement Agreement") with Mr. McAlister. Pursuant to the Founder Retirement Agreement, Mr. McAlister's compensation was $32,167 per month, which payments commenced upon Mr. McAlister's retirement as President of DSL Service Company in 1993. The Founder Retirement Agreement provides for adjustments to compensation payments every three years, such adjustments to be based on the Consumer Price Index, as defined under the Founder Retirement Agreement. Pursuant to these adjustments, Mr. McAlister's compensation was adjusted to $35,688.27 per month, effective as of July 1, 1999.

         During 2000, in consideration and in recognition of Mr. McAlister having completed more than thirty years of service and his continuing involvement with the growth of Downey and the Bank, the Bank agreed to amend the Founder Retirement Agreement pursuant to which Mr. McAlister and the Bank agreed Mr. McAlister would be entitled to receive monthly compensation for so long as Mr. McAlister lives but not less than 120 months from June 28, 2000. During 2000, Mr. McAlister received $428,259 under the Founder Retirement Agreement. If a majority interest of Downey's Common Stock is transferred or acquired, then such compensation shall continue as scheduled or, at Downey's option, a lump-sum payment equal to the then present value of any remaining compensation shall be paid.

                                PERFORMANCE GRAPH

         The table below compares the performance of Downey with that of the S&P 500 composite index and the selected peer group ("Peer Group"). The Peer Group consists of those thrifts based in western states followed by Merrill Lynch & Co. The western state companies included in the Peer Group change from time to time as Merrill Lynch & Co. makes adjustments in the institutions it follows. As of the date hereof, this Peer Group consists of the following two California-based companies: Golden State Bancorp and Golden West Financial Corp.; and one Washington-based company: Washington Mutual. This Peer Group was selected because it has a representative number of publicly held financial institutions which are competitors in Downey's market areas. The following table assumes $100 invested on December 31, 1995 in Downey, the S&P 500 and equally in the companies in the Peer Group, and assumes a reinvestment of dividends on a daily basis.


                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                      DOWNEY, S&P 500 INDEX AND PEER GROUP

              1995       1996       1997       1998       1999       2000
Downey       100.00     138.09     213.04     202.45     163.38     450.58
S&P 500      100.00     122.96     163.98     210.84     255.22     231.98
Peer Group   100.00     122.25     175.60     158.34     127.75     251.97

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND CERTAIN BUSINESS RELATIONSHIPS

         During 2000, employees of Downey and the Bank provided accounting and related services to Maurice L. McAlister, Chairman of Downey's Board of Directors, certain members of Mr. McAlister's family and certain of his controlled affiliates. The aggregate value of these services was approximately $68,997. Downey and the Bank have been fully reimbursed for the services provided.

         Mr. Smull, a director of Downey and the Bank, has a business relationship that is discussed in the following paragraph.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Bank entered into a commercial lease with Business Properties #27, a California General Partnership ("BP #27"), pursuant to which the Bank leases its Chino branch office. Lester C. Smull, a director of Downey and the Bank, and one of the four members of Downey's Compensation Committee, is the managing general partner of BP #27. The lease, which runs from October 1, 2000 through October 1, 2005, provides that the Bank will pay rent to BP #27 at the rate of $6,135 per month, with annual rent increases of 3%. The lease provides for two consecutive two-year options to extend, with annual rent increases of 3%. Management believes that the terms of the lease arrangement, including the monthly rent, are at least as favorable to the Bank as prevailing terms that could be obtained from a nonaffiliated person.

INDEBTEDNESS OF MANAGEMENT

         The Bank offers loans to directors, officers and employees of Downey, the Bank and their respective subsidiaries. These loans are made in the ordinary course of business and, in the judgment of management, do not involve more than the normal risk of collectability or present other unfavorable features. The loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions involving nonaffiliated persons.

         Over a period of approximately 25 years, the Bank has made various loans to Lester C. Smull, a director, in his individual capacity, to the Trust and to a number of California partnerships as to which Mr. Smull is a managing general partner. As of December 31, 2000, the Bank had loans outstanding to Mr. Smull or his related partnerships in an aggregate amount of approximately $22.8 million. Each of the loans to Mr. Smull or his related partnerships (i) was made in the ordinary course of business, (ii) and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions involving nonaffiliated persons, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         At the close of business on March 2, 2001, the record date for the Annual Meeting, there were outstanding and entitled to vote 28,211,048 shares of Downey's Common Stock, all of one class and each having one vote. The holders of a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the Annual Meeting.

PRINCIPAL SHAREHOLDERS

         Information concerning the owners of more than 5% of the outstanding Common Stock as of the record date for the Annual Meeting follows:

                                                                                           PERCENT OF
                                                         AMOUNT/NATURE OF                  OUTSTANDING
NAME/ADDRESS                                            BENEFICIAL OWNERSHIP                  STOCK
------------                                            --------------------               -----------
McAlister Family Trust (1)                                    5,649,005                       20.2%
  3501 Jamboree Road
  Newport Beach,  CA 92660

Gerald H. McQuarrie
Family Trusts (2)                                             1,585,085                        5.6%
   Hawkins, Cloward & Simster
   1095 S. 800 E., Suite 1
   Orem, UT  84097

T. Rowe Price Associates, Inc. (3)                            1,564,600                       5.5%
   100 E. Pratt Street
   Baltimore, MD  21202

-----------------------

(1)  See footnote (1) on page 8.

(2) Oneida B. McQuarrie-Gibson serves as Trustee for the Gerald H. McQuarrie Family Trusts. Includes 38,496 shares held by the Survivor Trust of the Gerald H. McQuarrie Trusts; 7,184 shares held by the By-Pass Trust of the Gerald H. McQuarrie Family Trusts; 76,150 shares held by the Exempt Marital Trust of the Gerald H. McQuarrie Family Trusts; 1,088,255 shares held by the Non-Exempt Marital Trust of the Gerald H. McQuarrie Family Trusts; 125,000 shares held by OBM-Brent, Ltd.; 125,000 shares held by OBM-Scott, Ltd.; and 125,000 shares held by OBM-Sandy, Ltd.

(3) This information is based upon Schedule 13G, filed on February 6, 2001 with the Securities and Exchange Commission by T. Rowe Price Associates, Inc. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Downey's and, as may be determined, the Bank's and their respective subsidiaries' executive officers, directors and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of Downey. Such persons and holders are required to furnish Downey with copies of all reports filed pursuant to such requirement.

         Based solely on review of the copies of such forms furnished to Downey and written representations from certain reporting persons that no Forms 5 were required, except as noted for those persons, Downey believes that during the period January 1, 2000 to December 31, 2000, all Section 16 filing requirements were complied with except as follows: Jane Wolfe filed a late Form 4 in March for Downey stock purchased in February; John R. Gatzke filed a late Form 4 in December for Downey stock sold in October; and Dr. Paul Kouri filed a late Form 4 in November for Downey stock sold in October.

                            PROPOSALS OF SHAREHOLDERS

         It is presently anticipated that the 2002 Annual Meeting of Shareholders will be held in April 2002. Shareholders desiring to exercise their rights under the proxy rules to submit shareholder proposals are advised that their proposals must be received by Downey no later than November 16, 2001, in order to be eligible for inclusion in Downey's proxy statement relating to that meeting. Shareholders desiring to submit proposals pursuant to the proxy rules should submit their proposals to the Corporate Secretary, Downey Financial Corp., 3501 Jamboree Road, Newport Beach, California 92660.

                          ANNUAL REPORT TO SHAREHOLDERS

         Downey's Annual Report to Shareholders, which includes the consolidated financial statements and related notes thereto, accompanies this Proxy Statement

SINGLE COPIES OF DOWNEY FINANCIAL CORP.'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) MAY BE OBTAINED, FREE OF CHARGE, UPON WRITTEN REQUEST TO: DOWNEY FINANCIAL CORP., 3501 JAMBOREE ROAD, NEWPORT BEACH, CALIFORNIA, 92660,
ATTENTION: CORPORATE SECRETARY.

                                 OTHER BUSINESS

PRESENTED BY MANAGEMENT

         As of the date of this Proxy Statement, the management of Downey does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment. Additional business may be properly brought before the Annual Meeting by or at the direction of a majority of Downey's Board of Directors.

PRESENTED BY SHAREHOLDERS

         Pursuant to Downey's Bylaws, only such business shall be conducted, and only such proposals shall be acted upon at the Annual Meeting as are properly brought before the Annual Meeting. For any new business proposed by management to be properly brought before the Annual Meeting such new business shall be approved by the Board of Directors, either directly or through its approval of proxy solicitation materials related thereto, and shall be stated in writing and filed with the Corporate Secretary of Downey at least 60 days before the date of the Annual Meeting, and all business so stated, proposed and filed shall be considered at the Annual Meeting. Any shareholder may make any other proposal at the Annual Meeting and the same may be discussed and considered, but unless properly brought before the Annual Meeting such proposal shall not be acted upon at the Annual Meeting. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary of Downey. To be timely, a shareholder's notice must be delivered to or received at the principal executive offices of Downey, not less than 120 calendar days in advance of the date of Downey's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders, except that, if no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed. A shareholder's notice to the Corporate Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting, (ii) the name and address of the shareholder proposing such business, and (iii) the class and number of shares of Downey which are owned of record by shareholders.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in Downey's Bylaws.


                                                     /s/ Donald E. Royer
                                                     Donald E. Royer
                                                     Corporate Secretary

                                   APPENDIX A

                             DOWNEY FINANCIAL CORP.
                             AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE PURPOSE

         The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

               - Monitor the integrity of Downey's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

               - Monitor the independence and performance of Downey's independent auditors, the internal auditing department, and the internal asset review department.

               - Facilitate communication among the independent auditors, management, the internal auditing department, the internal asset review department, and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at Downey's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

       AUDIT COMMITTEE COMPOSITION AND MEETINGS

         Audit Committee members shall meet the requirements for independence and expertise established by the NYSE. The Audit Committee shall be comprised of at least three directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgement. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by Downey's Board of Directors in its business judgement. At least one member of the Audit Committee shall have accounting or related financial management expertise.

         Audit Committee members and the Audit Committee Chair shall be appointed by the Board of Directors.

         The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the Director of Internal Audit, the Director of Internal Asset Review, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of those groups believe should be discussed. In addition, the Audit Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review Downey's financial statements and significant findings based upon the auditor's limited review procedures.

AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

       REVIEW PROCEDURES

1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission regulations.

2. Review Downey's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgements.

3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of Downey's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the Internal Audit Department together with management's responses.

4. Review with financial management and the independent auditors Downey's quarterly financial results prior to the release of earnings and/or Downey's quarterly financial statements prior to filing or distribution. Discuss any significant changes to Downey's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9 below). The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

       INDEPENDENT AUDITORS

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Audit Committee should obtain a written statement from the outside auditors delineating all relationships between the auditor and Downey. The Audit Committee is responsible for actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor, and for recommending that the Board of Directors take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence.

8. Review the independent auditors' audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Review any problems or difficulties the independent auditor may have encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.(1) The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

10. Consider the independent auditors' judgments about the quality and appropriateness of Downey's accounting principles as applied in its financial reporting.

11. Consider and approve all non-audit related services provided by the independent auditor to ensure maintenance of auditors' independence and comply with the Securities & Exchange Commission independence rules.

       INTERNAL AUDIT, INTERNAL ASSET REVIEW AND LEGAL COMPLIANCE

12. Review the budget, audit plan, changes in the audit plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

13. Review the appointment, performance, and replacement of the Director of Internal Audit, and the Director of Internal Asset Review, both of whom shall report directly to the Audit Committee. For Administrative purposes, the Director of Internal Audit and the Director of Internal Asset Review shall report to the Director of Compliance and Risk Management and the Chief Executive Officer.

14. Review significant reports prepared by the Internal Audit and Internal Asset Review Departments together with management's response and follow-up to these reports.

15. On at least an annual basis, review with Downey's counsel, any legal matters that could have a significant impact on the organization's financial statements, Downey's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

--------------------------
(1) Statement of Auditing Standards (SAS) No. 61 requires that auditors discuss certain matters with audi ommittees of all SEC engagements. The communication may be in writing or oral and may take place before or after the financial statements are issued. Items to be communicated include:
-    The auditor's responsibility under Generally Accepted Auditing Standards
     (GAAS);
-    Significant accounting policies;
-    Management judgments and accounting estimates;
-    Significant audit adjustments;
-    Other information in documents containing audited financial statements;
- Disagreements with management - including accounting principles, scope of audit, disclosures;
-    Consultation with other accountants by management;
-    Major issues discussed with management prior to retention, and
-    Difficulties encountered in performing the audit.

       OTHER AUDIT COMMITTEE RESPONSIBILITIES

16. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in Downey's annual proxy statement and state whether the Audit Committee has:

               - Reviewed and discussed the audited financial statements with management;

               - Discussed with the independent auditors the matters required to be discussed by SAS 61; and

               - Received certain disclosures from the auditors regarding their independence. Then include a statement, if based on this review, the Audit Committee recommended to the Board of Directors to include the audited financial statements in the annual report filed with the SEC.

17. Perform any other activities consistent with this Charter, Downey's by-laws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

18. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Downey's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and Downey's Code of Conduct.

--------------------------------------------------------------------------------

                                 REVOCABLE PROXY
                             DOWNEY FINANCIAL CORP.
                ANNUAL MEETING OF SHAREHOLDERS - APRIL 25, 2001
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder(s) of Downey Financial Corp. (the "Company") hereby nominates, constitutes and appoints Maurice L. McAlister and Cheryl E. Olson, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at The Irvine Marriott, 18000 Von Karman Avenue, Irvine, California, on April 25, 2001 at 10:00 a.m., local time, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:

THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS AUDITOR FOR THE YEAR 2001 UNLESS AUTHORITY TO DO SO IS WITHHELD.

                      Please Sign and Date On Reverse Side
--------------------------------------------------------------------------------

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS

                             DOWNEY FINANCIAL CORP.

                                 APRIL 25, 2001





                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

        PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE
                    IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

      PLEASE MARK YOUR
A /X/ VOTES AS IN THIS
      EXAMPLE.

          For all the Company              Withold
         nominees listed at right      Authority to vote
          (except as marked to         for all nominees
           the contrary below)       listed at the right

1. Elect two     / /                         / /         NOMINEES:
   Class 3                                                      Dr. Paul Kouri
   Directors for terms of three years each:                     Brent McQuarrie

(Instructions: To withhold authority to vote for any one or more nominees, write that nominee's or nominees' name(s) in the space provided below)


--------------------------------------------------------------------------------

                                               FOR     AGAINST     ABSTAIN
2.   Ratify the appointment of KPMG LLP as     / /       / /         / /
     auditors for the year 2001; and


3. Other Business. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED AT LEFT. ALL PROPOSALS TO BE ACTED UPON ARE PROPOSALS OF THE COMPANY. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

     The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

Number of Shares_____________________

                                      I (We) do                 I (We) do
                                      expect      / /           not expect  / /
                                      to attend                 to attend
                                      the meeting               the meeting


________________________________   ______________________________
  Name of Shareholder, Printed        Signature of Shareholder

________________________________   ______________________________  Date________
  Name of Shareholder, Printed        Signature of Shareholder

Note: (Please date this Proxy and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees etc., should give their full titles. All joint owners should sign.)

--------------------------------------------------------------------------------